EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Media Sciences International, Inc. (the “Company”) on Form 10-KSB for the fiscal year ended June 30, 2007, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Michael W. Levin, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael W. Levin

Michael W. Levin

Chief Executive Officer

September 24, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.